UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 4, 2006

(Date of Report – date of earliest event reported)

DATALINK CORPORATION

(Exact name of registrant as specified in charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

00029758	41-0856543
(Commission File No.)	(IRS Employer Identification No.)

8170 Upland Circle, Chanhassen, MN 55317-8589

(Address of principal executive offices)

952-944-3462

(Registrant’s telephone number, including area code)

(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

1.             Adoption of Amendments to 2000 Director Stock Option Plan

On May 4, 2006, our stockholders approved amendments (the “Amendments”) to our 2000 Director Stock Option Plan, as previously amended (the “Director Plan”). The purpose of our Director Plan is to reward non-employee directors for membership on our board and participation at board and committee meetings. The Director Plan reserves for issuance 300,000 shares of our common stock for awards. Currently, we have five non-employee board members who will participate in the Director Plan.

The principal change under the approved Amendments is that participants will now receive annual cash retainers and board and committee meeting participation fees in shares of our common stock instead of stock options, unless a timely annual election is made to receive such fees in cash. Also, participants will receive as an additional annual retainer an award of shares of common stock currently set at 3,000 shares.

The Amendments are effective beginning with the 2006-2007 board service year which commenced on May 4, 2006, the date of our recent annual stockholder meeting. The material terms of the Amendments are set forth in our definitive Schedule 14A proxy materials for our 2006 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission on April 4, 2006. We refer you to such filing for the description of the materials terms of the Amendments as well as the actual Amendments, each of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 9, 2006

DATALINK CORPORATION

	By:	/s/ Gregory T. Barnum
Gregory T. Barnum Chief Financial Officer